SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                                FORM 8-K/A

                             CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                             March 10, 2014
                             Date of Report
                  (Date of Earliest Event Reported)

                   FIG RUN ACQUISITION CORPORATION
         (Exact Name of Registrant as Specified in its Charter)

Delaware                       000-55071                      46-3570877
(State or other          (Commission File Number)          (IRS Employer
jurisdiction                                          Identification No.)
of incorporation)

                         3500 South Dupont Highway
                           Dover, Delaware 19901
                 (Address of Principal Executive Offices)

                           215 Apolena Avenue
                     Newport Beach, California 92662
                (Former Address of Principal Executive Offices)

                             323-540-9325
                     (Registrant's Telephone Number)

This amendment is filed to correct item 3.02.

ITEM 3.02 Unregistered Sales of Equity Securities

     On March 10, 2014 Fig Run Acquisition Corporation (the "Registrant" or the "Company") issued 20,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 97.6% of the total outstanding 20,500,000 shares of common stock as follows:

               10,200,000     Hagop Jack Chamlian
                9,800,000     Jahn De Khudikine

     With the issuance of the 20,000,000 shares of stock and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form
8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On March 10, 2014, the following events occurred which resulted in a change of control of the Registrant:

  1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

  2.   The then current officers and directors resigned.

  3.   New officer(s) and director(s) were appointed and elected.

   The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

   The Registrant anticipates that it will enter into a business combination with a private company by the name, Denebola Motor Sports USA Inc. ("DMS"). DMS has been in the automotive industry in North America since 1989 providing OEM replacement parts and manufacturing automotive brake pads. In 2002, DMS began importing and distributing for Jordan Motos and TGB in North America.
In 2007,DMS developed its Maverick product line of street-legal scooters and off road vehicles and anticipates that it will bring its product line to the North American market. No agreements have been executed and if the Registrant makes any acquisitions, mergers or other business combination, it will file a Form 8-K.

ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors

    On March 10, 2014 James M. Cassidy resigned as the Registrant's president, secretary and director.

    On March 10, 2014, James McKillop resigned as the Registrant's vice president and director.

    On March 10, 2014, Hagop Jack Chamlian and Jahn De Khudikine were named as directors of the Registrant.

    On March 10, 2014, Hagop Jack Chamlian was appointed Chief Executive Officer and Jahn De Khudikine Vice President of the Registrant.

    Hagop Jack Chamlian serves as Chief Executive Officer and a director of theRegistrant. Mr. Chamlian has over 20 years experience as a professional manager. He has worked as the program coordinator on projects that have in successfully established new automotive brake pad compound fiction, obtained certification for U.S. and Canadian compliance vehicles and the design of service development plans and operation assessments. Since 1994, Mr. Chamlian has managed the importation and distribution of automotive OEM replacement parts, the importation and certification of Jordan motors and the importation and certification of TGB, New force including Hum ATVs, UTVs and scooters.
He currently works on the development and manufacturing of Denebola Maverick recreational vehicles and street-legal scooters. Mr. Chamlian received a degree in Mechanical Engineering from AUB.

    Jahn De Khudikine serves as Vice President and a director of the Registrant. From 1991 to 1999, Mr. De Khudikine worked in the jewelry industry establishing Structure Jewelry Design, Inc. which was successfully sold after four years of operation to MGM Jewelry Inc. Subsequently Mr. De Khudikine acquired and established Brandwood Hotel, Inc., Glendale, California. Mr.
De Khudikine has managed the hotel and recreated it into a successful boutique property in Glendale, CA. Mr. De Khudikine received a Certificate in Strategic Management from Cornell University, Ithaca, New York, in 2013.

                               SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                  FIG RUN ACQUISITION CORPORATION


Date: March 27, 2014              Hagop Jack Chamlian
                                  Chief Executive Officer